Exhibit 10.1

Execution Version

SECOND AMENDMENT
TO
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
EUREKA HUNTER HOLDINGS, LLC

March 7, 2013

This Second Amendment (this “Amendment”) to the Amended and Restated Limited Liability Company Agreement of Eureka Hunter Holdings, LLC (the “Company”), dated as of March 21, 2012 (as amended by that certain First Amendment thereto dated as of April 2, 2012, the “LLC Agreement”), is hereby adopted, executed and agreed to by the Company, Magnum Hunter Resources Corporation, a Delaware corporation (“MHR”), and Ridgeline Midstream Holdings, LLC, a Delaware limited liability company (the “ArcLight Member” and, together with MHR, the “Members”). Capitalized terms used but not defined herein have the respective meanings set forth in the LLC Agreement.

WHEREAS, pursuant to and in accordance with Section 14.1 of the LLC Agreement, the Members are entering into this Amendment in order to amend certain provisions of the LLC Agreement as more fully set forth herein; and

WHEREAS, acting pursuant to the power and authority granted to them under Section 14.1 of the LLC Agreement, the Members have determined that this Amendment is advisable and in the best interest of the Company.

NOW, THEREFORE, the Members do hereby amend the LLC Agreement as follows:

Section 1.                                           Amendment.

(a)                                 Section 1.1 of the LLC Agreement is hereby amended to amend and restate each of the following definitions in their entirety as follows:

“TransTex” means TransTex Gas Services LP, a Delaware limited partnership, and its successor, TT Transition LP, a Delaware limited partnership.”

“TransTex Member” means any of TransTex, Five Talents Oil & Gas LLC, AJAE Limited Partnership, Gary C. Evans or any TransTex Permitted Transferee, and “TransTex Members” means all of such Persons, collectively.

(b)                                 Section 4.2(b)(xiii) of the LLC Agreement is hereby amended by inserting the following sentence at the end thereof:

“For the avoidance of doubt, any transaction, contract or arrangement between the Company or any of its direct or indirect subsidiaries, on the one hand, and any of the Members or their respective Affiliates (other than the Company and its direct or indirect subsidiaries), on the other hand, involving an amount equal to or greater than $750,000 (including with respect to potential economic value or cash flow), whether in a single transaction or in a series of transactions (whether related or unrelated) occurring within any twelve-month period, shall be deemed to be “material” for purposes of this Section 4.2(b)(xiii).  Once any transaction or series of transactions (whether related or unrelated) is approved by the Requisite Preferred Holders pursuant to this Section 4.2(b)(xiii), such transaction or series of transactions shall be disregarded for purposes of calculating the $750,000 threshold in the preceding sentence.”

(c)                                  Section 4.2(d) of the LLC Agreement is hereby amended and restated in its entirety as follows:

“(d)                           Notwithstanding anything in this Section 4.2 to the contrary, but subject to Article 7 hereof (except as expressly provided below), (x) effective as of March 7, 2013 and until the Commitment Date, the capital requirements of the Company shall be funded as set forth in Section 8.7 of this Agreement; provided, however, that the Company may (1) utilize Funded Debt incurred in accordance with the terms (including, as applicable, with Section 4.2(b)) of this Agreement to fund its obligations under an annual budget of the Company approved by the Board with the consent of the ArcLight Directors or (2) issue Equity Securities having rights, including rights to distribution and rights upon liquidation, junior to the Preferred Units to fund any of its obligations (other than those included in the Company’s 2013 annual budget as approved pursuant to the last sentence of this clause (d)) as approved by the Board; provided, however, that any such issuance shall not be subject to the provisions of Article 7 hereof if the proposed use of proceeds from such issuance is solely to fund capital expenditures, acquisitions and other obligations that are included in an annual budget (or an amendment thereto) that was approved without the consent of the ArcLight Directors; (y) if at any time a Material Default has occurred, neither the Company nor any Company Subsidiary shall take any action set forth in Section 4.2(a) (and the Company shall not, and shall not permit any Company Subsidiary, whether by merger, consolidation, operation of law or otherwise, to take any such action) without the prior vote or written consent of the Requisite Preferred Holders; and (z) other than as set forth in clauses (x) and (y) above, no consent from the Requisite Preferred Holders will be required under Section 4.2(b) for any action of the Company or any Company Subsidiary that is included in the initial budget of the Company approved by the Board on the Effective Date or any subsequent annual budget (or amendment or modification thereto) approved by the Board with the consent of the ArcLight Directors; provided, however, that the ArcLight Member shall have no obligation, under the Unit Purchase Agreement or otherwise, to purchase additional Preferred Units or otherwise fund any of the Company’s obligations under any material amendment or modification of a budget of the Company that is approved by the Board without the consent of the ArcLight Directors. For the avoidance of doubt, each of the initial budget of the Company attached as an exhibit to the Unit Purchase Agreement and the budget of the Company for the 2013 fiscal year attached hereto as Schedule C is hereby deemed to have been approved by the Board with the consent of the ArcLight Directors.”

(d)                                 The last proviso in the third sentence of Section 6.5 of the LLC Agreement is hereby amended and restated in its entirety as follows:

“provided further, that if the Company is converted into a limited partnership (or other entity) in the IPO Conversion, up to twenty-five percent (25%) of the general partner (or similar or corresponding) interests in the limited partnership (or other entity) may be set aside for management equity incentives (the “Reserved Management Equity Pool”) to be issued at or following the initial Qualified Public Offering to those employees, officers, directors or managers of the Company or any Company Subsidiary who are designated by the Board or its successor (by majority vote of the Board without any requirement that any of the Members consent thereto), with each such grant from the Reserved Management Equity Pool to be made in such amounts and subject to such terms and conditions as may be determined by the Board or its successor (by majority vote of the Board without any requirement that any of the Members consent thereto).”

(e)                                  Section 7.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:

“Except for Excluded Issuances, purchases of new Class A Common Units by the Magnum Hunter Member and TransTex Members pursuant to Section 8.7(a) or (c) and except as provided in this Article 7, if the Company or any Company Subsidiary desires to issue and sell (i) any Equity Securities with rights and privileges equivalent to the Preferred Units or any security convertible into or exchangeable for such Equity Securities (the “Parity Securities”) or (ii) any Equity Securities with rights and privileges junior to the Preferred Units or any security convertible into or exchangeable for such Equity Securities (the “Junior Securities” and, together with the Parity Securities, the “New Securities”) to any Person or Persons (collectively, the “Subject Purchasers”) prior to a Qualified Public Offering (other than issuances consistent with those set forth in Section 4.2(d)(x)(2) hereof), then the Company shall offer such New Securities to each of the Preferred Members and any Members holding Class A Common Units received on a conversion of their Preferred Units (each, a “Preemptive Right Holder” and together, the “Preemptive Right Holders”) by sending written notice (the “New Issuance Notice”) to such Persons at least twenty-five (25) days prior to the issuance and sale of the New Securities. The New Issuance Notice shall state (i) the number of units or shares of New Securities proposed to be issued and sold and the terms of such New Securities, (ii) the purchase price per unit or share of the New Securities (the “Proposed Price”) and the other terms and conditions of the purchase of such New Securities, (iii) the proposed date on which the New Securities will be sold, which shall be at least thirty (30) days after the receipt of the New Issuance Notice by the Preemptive Rights Holder (the “New Issuance Closing Date”), and (iv) each Preemptive Right Holder’s Proportionate Percentage.  For purposes hereof, each Preemptive Right Holder’s “Proportionate Percentage” means, with respect to any Preemptive Right Holder, the percentage of the New Securities allocated to such Preemptive Right Holder to be determined as follows:

(a)                                 with respect to (i) any Securities, if Magnum Hunter and/or the TransTex Members fail to fund the aggregate amount of the MHR Commitment and the TransTex Commitment (or any portions thereof) that is required to be funded pursuant to Section 8.7(c) hereof (and such failure has resulted in the ArcLight Member having the right to fund any such amount not funded by

Magnum Hunter and/or the TransTex Members pursuant to the terms of Section 8.7(c)), and (ii) any Parity Securities, at such Preemptive Right Holder’s option:

(A)                               by dividing (1) the total number of Class A Common Units then owned by such Preemptive Right Holder (including, if applicable, Class A Common Units issuable upon conversion of Preferred Units), by (2) the total number of Class A Common Units then owned by all Preemptive Rights Holders (including, if applicable, Class A Common Units issuable upon conversion of Preferred Units); or

(B)                               by dividing (1) the total number of Class A Common Units then owned by such Preemptive Right Holder (including, if applicable, Class A Common Units issuable upon conversion of Preferred Units), by (2) the total number of Class A Common Units then outstanding (including, if applicable, Class A Common Units issuable upon conversion of Preferred Units); and

(b)                                 with respect to any Junior Securities (so long as Magnum Hunter and/or the TransTex Members have funded the aggregate amount of the MHR Commitment and the TransTex Commitment required to be funded by them pursuant to Section 8.7(c) hereof), by dividing (i) the total number of Class A Common Units then owned by the respective Preemptive Right Holder (including, if applicable, Class A Common Units issuable upon conversion of Preferred Units), by (ii) the total number of Class A Common Units then outstanding (including, if applicable, Class A Common Units issuable upon conversion of Preferred Units).

The rights of the Preemptive Right Holders under this Article 7 with respect to any proposed issuance of New Securities may be waived in writing by Preemptive Rights Holders owning at least a majority of the Class A Common Units owned by all Preemptive Right Holders (including, as applicable, Class A Common Units issuable upon conversion of Preferred Units).”

(f)                                   Section 8.2 of the LLC Agreement is hereby amended and restated in its entirety as follows:

“8.2                         No Capital Calls.  Notwithstanding any other provision of this Agreement, other than the initial Capital Contribution referred to in Section 8.1 and as set forth in Section 8.7 and pursuant to and in accordance with the terms of the Unit Purchase Agreement, no Member shall be required to make any Capital Contribution to the Company without such Member’s express written consent.”

(g)                                  A new Section 8.7 is hereby inserted in the LLC Agreement as follows:

“8.7                         Future Capital Contributions.  Notwithstanding anything to the contrary contained in this Agreement, but expressly subject to the proviso set forth in Section 4.2(d), effective as of March 7, 2013, the capital requirements of the Company shall be funded as follows:

(a)                                 On March 7, 2013, Magnum Hunter shall fund a capital contribution to the Company (in a manner that has been separately agreed to by Magnum Hunter and the Company) in the amount of $30.0 million in exchange for 1,500,000 newly issued Class A Common Units;

(b)                                 Following the capital contribution described in Section 8.7(a) above, the ArcLight Member shall have the exclusive, non-transferable right to fund the next $20.0 million of the Company’s capital requirements in exchange for new Preferred Units issued to the ArcLight Member pursuant to and in accordance with the Unit Purchase Agreement and Section 3.2(c) of this Agreement.

(c)                                  With respect to any capital requirements of the Company beyond those set forth in Section 8.7(a) and (b) above (“Additional Capital Requirements”), (i) the ArcLight Member shall have the exclusive, non-transferable right to fund up to 40% of any such Additional Capital Requirements in exchange for new Preferred Units issued to the ArcLight Member pursuant to and in accordance with the Unit Purchase Agreement and Section 3.2(c) of this Agreement and (ii) Magnum Hunter and the TransTex Members shall fund, pro rata on the basis of such Member’s then-current Percentage Interest, 60% of any such Additional Capital Requirements (the “MHR Commitment” and the “TransTex Commitment,” respectively) in exchange for new Class A Common Units purchased by Magnum Hunter and the TransTex Members at a purchase price of $20.00 per unit.  To the extent that (A) Magnum Hunter does not fund all or any portion of the MHR Commitment or (B) the TransTex Members do not fund all or any portion of the TransTex Commitment, Magnum Hunter or the TransTex Members, as the case may be, shall have the right to fund any remaining portion of the TransTex Commitment or the MHR Commitment, as applicable, in exchange for new Class A Common Units purchased by such Member or Members at a purchase price of $20.00 per unit. In the event that any portion of the MHR Commitment or the TransTex Commitment continues to remain unfunded under this Section 8.7(c) after giving effect to the immediately preceding sentence, the ArcLight Member shall have the right to fund any remaining portion of the MHR Commitment and the TransTex Commitment in exchange for new Preferred Units issued to the ArcLight Member pursuant to and in accordance with the Unit Purchase Agreement and Section 3.2(c) of this Agreement. This Section 8.7(c) shall terminate on the earliest to occur of (x) the date on which the aggregate Additional Capital Requirements funded by the Members pursuant to this Section 8.7(c) equal $70.5 million, (y) a Qualified Public Offering and (z) a Change of Control.  For reference purposes only, attached as Exhibit C hereto is a pro forma schedule reflecting, as of March 7, 2013, the ending capitalization of the Company following the funding of all amounts contemplated by Sections 8.7(a)-(c).  Notwithstanding anything in this Agreement to the contrary, the Members acknowledge and agree that the ArcLight Member’s only remedies for any failure by Magnum Hunter or the TransTex Members to fund the full amount of the MHR Commitment or the TransTex Commitment, respectively, shall be (1) the ArcLight Member’s right to fund any remaining portion of the MHR Commitment and the TransTex Commitment in accordance with this Section 8.7(c) and (2) as otherwise provided in Section 7.1.

(d)                                 The Members acknowledge and agree that Article 7 of this Agreement shall not apply to any purchase of new Class A Common Units by Magnum Hunter and the TransTex Members pursuant to Section 8.7(a) or (c).

(e)                                  Any capital requirements of the Company beyond those set forth in Section 8.7(c) above shall be funded in accordance with Sections 4.2 and 7.1.  Notwithstanding anything in this Agreement to the contrary, following the funding of the Additional Capital Requirements set forth in Section 8.7(c), the Board (by majority vote of the Board and without any requirement that any of the Members consent thereto) will have the right to cause the Company to issue Junior Securities (the proceeds of which may be used for any purpose) and to amend this Agreement to the extent reasonably necessary to reflect the terms thereof; provided, however, that Section 7.1 shall still apply to any such issuance.”

(h)                                 A new Schedule C and a new Exhibit C shall be attached to the LLC Agreement in the forms attached hereto as Exhibit A and Exhibit B, respectively.

Section 3.                                           Ratification of LLC Agreement.  Except as expressly modified and amended by this Amendment, all of the terms and conditions of the LLC Agreement shall remain in full force and effect and are hereby ratified and affirmed in all respects by the Members.

Section 4.                                           Counterparts.  This Amendment may be executed in more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.  The exchange of a fully executed Amendment (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 5.                                           Governing Law.  This Amendment will be governed by and construed in accordance with the laws of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

THE COMPANY:

EUREKA HUNTER HOLDINGS, LLC

By:	/s/ Ron Ormand
Name:	Ron Ormand
Title:	Vice President

MEMBERS:

MAGNUM HUNTER RESOURCES CORPORATION

By:	/s/ Ron Ormand
Name:	Ron Ormand
Title:	CFO and EVP

RIDGELINE MIDSTREAM HOLDINGS, LLC

By:	/s/ Daniel R. Revers
Name:	Daniel R. Revers
Title:	Vice President

Signature page to
Second Amendment to Amended and Restated Limited Liability Company Agreement
of Eureka Hunter Holdings, LLC

EXHIBIT A

Schedule C

2013 Budget

Attached hereto.

Eureka Hunter Holdings LLC

Consolidated Operating Model

	2013
($ in thousands)	Q1 - 2013	Q2 - 2013	Q3 - 2013	Q4 - 2013	2013

Consolidated Income Statement

Revenue
Reservation Revenue - Triad Volumes	$1,013	$1,024	$1,157	$1,219	$4,412
Reservation Revenue - Third Party Volumes	$528	$642	$1,214	$1,214	$3,599
Commodity Revenue - Triad Volumes	$396	$648	$603	$634	$2,281
Commodity Revenue - Third Party Volumes	$242	$479	$1,008	$2,127	$3,857
Overrun Revenue - Triad Volumes	$0	$0	$0	$0	$0
Overrun Revenue - Third Party Volumes	$0	$0	$0	$0	$0
Condensate Gathering Revenue	$0	$0	$39	$569	$608
Dehydration Revenue	$0	$0	$11	$160	$171
Carbide	$387	$1,241	$1,742	$2,239	$5,609
Low Pressure	$60	$60	$60	$60	$240
Rogersville Processing Plant	$192	$192	$192	$192	$768
Other EHP Revenue	$0	$0	$0	$0	$0
Rental Revenue - Owned	$1,531	$1,885	$1,916	$2,058	$7,391
Rental Revenue - Ops and Maint	$486	$510	$513	$593	$2,103
Installation Revenue	$448	$125	$281	$431	$1,286
Service Revenue	$125	$125	$125	$125	$500
Other TransTex Revenue	$1,388	$0	$0	$0	$1,388
Total Revenue	$6,796	$6,932	$8,862	$11,622	$34,212

Field Operations Expense
Oil & Gas Gathering - Rental Equip	$45	$45	$45	$45	$180
Oil & Gas Gathering - Insurance	$60	$60	$60	$60	$240
Oil & Gas Gathering - Trucking	$10	$10	$10	$10	$39
Oil & Gas Gathering - Utilities	$2	$2	$2	$2	$8
Oil & Gas Gathering - Maint & Supplies	$28	$28	$28	$28	$112
Oil & Gas Gathering - All Other	$188	$188	$221	$287	$882
Terminal Opex	$0	$0	$25	$75	$100
Carbide	$355	$712	$746	$962	$2,775
O&M - Materials, Supplies & Filters	$26	$27	$27	$31	$110
O&M - Chemicals & Water	$140	$147	$148	$171	$607
O&M - Contractor Services	$51	$54	$54	$62	$221
O&M - Subcontract Operator Labor	$38	$40	$40	$47	$166
O&M - TransTex Labor	$255	$268	$269	$311	$1,104
Warranty	$84	$84	$84	$84	$336
Installation	$358	$100	$225	$345	$1,028
Service	$106	$106	$106	$106	$425
Service Center	$45	$45	$45	$45	$180
Insurance - TransTex	$119	$119	$119	$119	$475
Other	$1,000	$0	$0	$0	$1,000
Total Expense	$2,910	$2,034	$2,253	$2,790	$9,988

Gross Profit	$3,886	$4,898	$6,608	$8,832	$24,224
Gross Profit Margin %	57%	71%	75%	76%	71%

SG&A
Salaries and Benefits	$955	$1,173	$1,251	$1,254	$4,633
Insurance	$0	$0	$0	$0	$0
Property Taxes	$1	$1	$1	$1	$2
Professional Fees	$250	$581	$189	$127	$1,147
Rent and Facilities	$54	$54	$54	$54	$216
T&E & Automobile	$113	$113	$113	$113	$450
Advertising & Marketing	$6	$6	$6	$6	$24
Shared Services Chg	$125	$125	$125	$125	$500
Other	$29	$29	$29	$29	$114
Total SG&A	$1,532	$2,081	$1,767	$1,707	$7,086

Total Operating Expenses	$4,442	$4,115	$4,020	$4,498	$17,074

EBITDA	$2,354	$2,817	$4,841	$7,125	$17,137
EBITDA Margin %	35%	41%	55%	61%	50%

Other Expenses
DD&A - Eureka Pipeline	$1,744	$2,293	$2,806	$3,147	$9,989
DD&A - Carbide	$111	$167	$167	$167	$611
DD&A - TransTex	$1,009	$1,020	$1,028	$1,036	$4,093
Ohio Taxation	$0	$0	$0	$10	$10
Interest expense	$1,594	$1,611	$1,629	$3,594	$8,428
Capitalized Interest expense	$0	$0	$0	$0	$0
Preferred dividends	$3,207	$3,608	$3,920	$4,079	$14,814
Less gain on sale	$0	$0	$0	$0	$0
Other	$0	$0	$0	$0	$0
Total Other Expenses	$7,665	$8,699	$9,549	$12,032	$37,945

NET INCOME	$(5,311)	$(5,881)	$(4,708)	$(4,907)	$(20,807)

Eureka Hunter Holdings LLC

Consolidated Operating Model

	2013
($ in thousands)	Q1 - 2013	Q2 - 2013	Q3 - 2013	Q4 - 2013	2013

Consolidated Cash Flow Statement

Net Operating Cash Flow	$(2,447)	$(2,402)	$(707)	$(558)	$(6,114)

Investing Activities (Capex):
Eureka Hunter	$(31,339)	$(35,148)	$(21,676)	$(18,415)	$(106,578)
TransTex	$(1,052)	$(477)	$(477)	$(477)	$(2,484)
Acquisitions	$0	$0	$0	$0	$0
Other	$0	$0	$0	$0	$0
Other	$0	$0	$0	$0	$0
Cash Flow from Investing Activities	$(32,391)	$(35,625)	$(22,153)	$(18,892)	$(109,062)

Financing Activities:
Borrowings/(Repayment) of Senior Revolver	$0	$0	$0	$58,000	$58,000
Borrowings/(Repayment) of Term Loan	$0	$0	$0	$(50,000)	$(50,000)
ArcLight Preferred Equity	$20,000	$15,000	$10,000	$3,200	$48,200
MHR Investment	$0	$22,500	$15,000	$4,800	$42,300
Other	$0	$0	$0	$0	$0
Other	$0	$0	$0	$0	$0
Other	$0	$0	$0	$0	$0
Cash Flow from Financing Activities	$20,000	$37,500	$25,000	$16,000	$98,500

Net Cash Flow	$(14,838)	$(527)	$2,139	$(3,450)	$(16,676)

Beginning Cash Balance	$19,338	$4,499	$3,972	$6,112	$19,338
Ending Cash Balance	$4,499	$3,972	$6,112	$2,662	$2,662

Debt

Senior Revolver
Committed Amount	$25,000	$25,000	$25,000	$100,000	$100,000
Beginning Balance	$0	$0	$0	$0	$0
Borrowings/(Payment)	$0	$0	$0	$58,000	$58,000
Refinance Term Loan	$0	$0	$0	$0	$0
Ending Balance	$0	$0	$0	$58,000	$58,000

Commitment Fee %

Libor
Spread
Interest Rate

Senior Revolver Cash Interest Expense	$31	$32	$32	$574	$669

Term Loan
Beginning Balance	$50,000	$50,000	$50,000	$50,000	$50,000
Borrowings/(Repayment)	$0	$0	$0	$(50,000)	$(50,000)
Ending Balance	$50,000	$50,000	$50,000	$0	$0

Term Loan Interest Rate

Term Loan Cash Interest Expense	$1,563	$1,580	$1,597	$269	$5,009

Term Loan Pre-Payment Penalty	$0	$0	$0	$2,750	$2,750

Preferred Equity

Beginning Balance	$153,458	$173,458	$188,458	$198,458	$153,458
Incremental Investment	$20,000	$15,000	$10,000	$3,200	$48,200
Accrued Dividends	$3,207	$3,608	$3,920	$4,079	$14,814
Less: Dividends	$(3,207)	$(3,608)	$(3,920)	$(4,079)	$(14,814)
Ending Balance	$173,458	$188,458	$198,458	$201,658	$201,658

Eureka Hunter CAPEX Schedule

($ in thousands)

Eureka Pipeline	2013
Carbide Facility	$1,941

WV - Ritchie Lateral (Pipe)	$0
WV - Ritchie Phase I (Mainline West Extension/CHK)	$2,826
WV - Ritchie Phase II	$7,710
WV - Ritchie Phase III (Highway 50)	$0
WV - Ritchie Phase IV (Virco)	$0

Liquids Handling Facility - Twin Hickory	$1,500

Monroe OH - Eclipse (Pipe)	$0
Monroe OH - Eclipse Dry System	$35,901
Monroe OH - Eclipse Wet System	$29,734

OH - Triad Ormet Lateral	$14,390

Mobley Residue Line to TCO	$12,475

Macksburg Lateral - TETCO	$0
Macksburg Lateral - Kinder Morgan	$0

Server (Accounting, nomination and measurement)	$100

Other	$0
Total Eureka Pipeline	$106,578

TransTex	2013
Remaining 2012 Capex	$0
Halcon Refridge Unit	$575
JT Unit	$3
JT Unit	$6
JT Unit	$6
Unit 022	$18
Unit 018	$18
Unit 033	$18
Unit 038	$18
Unit 293	$18
Unit 291	$29
Unit 292	$29
Unit 44	$50
Unit 45	$50
Unit 46	$29
Unit 294	$58
Unit 003	$87
Unit 019	$87
Unit 47	$132
Unit 001	$173
Unit 42	$175
Unit 36	$260
Unit 29	$260
Future Unit	$0
Future Unit	$0
Future Unit	$0
Unit 41	$0
10MMCFD Ref Plant	$0
20MMCFD Ref Plant	$0
60MMCFD Cryo Plant
Equipment yard (additional land purchase and facility improvements)	$270
Trucks (4)	$120
TransStar Acquisition
Other Capex
Total TransTex	$2,484

Total CAPEX	$109,062

EXHIBIT B

Exhibit C

Pro Forma Capitalization Schedule

Attached hereto.

Eureka Ownership

Ownership Schedule

	Current	Capital Call	Pro Forma	Capital Call	Pro Forma	Capital Call	Capital Call	Pro Forma
	Capitalization	MHR	Capitalization	ArcLight	Capitalization	ArcLight	MHR	Capitalization

Equity Value	$419,890,000	$30,000,000	$449,890,000	$0	$449,890,000	$0	$42,300,000	$492,190,000
Net Debt	38,610,000	—	38,610,000	—	38,610,000	—	—	38,610,000
TEV	458,500,000	—	488,500,000	—	488,500,000	—	—	530,800,000

Common Equity Value	$264,931,967	$30,000,000	$294,931,967	$(20,000,000)	$274,931,967	$(28,200,000)	$42,300,000	$289,031,967
Preferred Equity Value	155,710,853	—	155,710,853	20,000,000	175,710,853	28,200,000	—	$203,910,853
Total	420,642,820	30,000,000	450,642,820	—	450,642,820	—	42,300,000	492,942,820

Unit Price	$20.00	$20.00	$20.00	$20.00	$20.00	$20.00	$20.00	$20.00
FD Shares	21,032,141	1,500,000	22,532,141	—	22,532,141	—	2,115,000	24,647,141

Equity Ownership (Shares)
MHR	12,720,993	1,500,000	14,220,993	(964,358)	13,256,635	(1,359,744)	2,115,000	14,011,891
Other Common Equity Owners (1)	525,605	—	525,605	(35,642)	489,963	(50,256)	—	439,707
ArcLight	7,785,543	—	7,785,543	1,000,000	8,785,543	1,410,000	—	10,195,543
Total	21,032,141	1,500,000	22,532,141	—	22,532,141	—	2,115,000	24,647,141

Equity Ownership (%)
MHR	60.48%		63.11%		58.83%			56.85%
Other Common Equity Owners (1)	2.50%		2.33%		2.17%			1.78%
ArcLight	37.02%		34.55%		38.99%			41.37%
Total	100.0%		100.0%		100.0%			100.0%

(1) Assumes MHR is the only common equity owner that funds the common equity capital call